EXHIBIT 10.15


                               CNB HOLDINGS, INC.
                           DEFERRED COMPENSATION PLAN



    THIS INDENTURE is made effective as of July 1, 2004, by CNB HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the "Primary Sponsor").


                                  INTRODUCTION


    The Primary Sponsor desires to establish an unfunded plan of deferred compensation for the purpose of providing deferred compensation to one or more individuals who are part of a select group of management or highly compensated employees of the Primary Sponsor and its adopting affiliates.




    The Primary Sponsor intends the Plan to be a plan described in Section 301(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").




    NOW, THEREFORE, the Primary Sponsor does hereby establish the CNB Holdings, Inc. Deferred Compensation Plan (the "Plan"), effective as of July 1, 2004, to read as follows:

                                                CNB HOLDINGS, INC.
                                            DEFERRED COMPENSATION PLAN

                                                 TABLE OF CONTENTS

                                                                                                               PAGE

    SECTION 1         DEFINITIONS.................................................................................1
    SECTION 2         ELIGIBILITY.................................................................................4
    SECTION 3         DEFERRAL ELECTIONS..........................................................................4
    SECTION 4         CREDITING CONTRIBUTIONS TO ACCOUNTS.........................................................5
    SECTION 5         INDIVIDUAL FUNDS, HYPOTHETICAL INVESTMENT OF ALLOCATED ACCOUNTS.............................6
    SECTION 6         WITHDRAWALS.................................................................................6
    SECTION 7         DEATH BENEFITS..............................................................................7
    SECTION 8         PAYMENT OF BENEFITS AFTER SEPARATION FROM SERVICE...........................................8
    SECTION 9         VESTING.....................................................................................8
    SECTION 10        ADMINISTRATION OF THE PLAN..................................................................9
    SECTION 11        CLAIM REVIEW PROCEDURE.....................................................................10
    SECTION 12        LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY INCOMPETENT DISTRIBUTEE
                      AND UNCLAIMED PAYMENTS.....................................................................14
    SECTION 13        LIMITATION OF RIGHTS.......................................................................14
    SECTION 14        AMENDMENT TO OR TERMINATION OF THE PLAN....................................................15
    SECTION 15        ADOPTION OF PLAN BY AFFILIATES.............................................................15
    SECTION 16        MISCELLANEOUS..............................................................................15

                                    SECTION 1
                                   DEFINITIONS
                                   -----------

         Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise. The following words and phrases shall have the meanings set forth below:

         1.1 "ACCOUNT" means the bookkeeping accounts established and maintained by the Plan Administrator, as adjusted for credits or charges, to reflect the interest of a Participant under the Plan and shall include the following:

                  (a) "ELECTIVE DEFERRAL ACCOUNT" which shall reflect deferrals made on behalf of a Participant pursuant to Section 3.1.

                  (b) "NONELECTIVE CONTRIBUTION ACCOUNT" which shall reflect contributions by the Plan Sponsor made on behalf of a Participant pursuant to Section 3.2.

         1.2 "AFFILIATE" means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Plan Sponsor and (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with a Plan Sponsor.

         1.3 "BENEFICIARY" means the person or trust that a Participant designated most recently in writing to the Plan Administrator; provided, however, that if the Participant has failed to make a designation, no person designated is alive, no trust has been established, or no successor Beneficiary has been designated who is alive, the term "Beneficiary" means the deceased Participant's estate.

         1.4 "BOARD OF DIRECTORS" means the Board of Directors of the Primary Sponsor.

         1.5 "CAUSE" has the same meaning as provided in the employment agreement between the Participant and a Plan Sponsor, or if no such definition or employment agreement exists, "Cause" means conduct amounting to

                  (a) fraud or dishonesty against the Plan Sponsor or Affiliate(s);

                  (b) Participant's willful misconduct or knowing violation of law in the course of performance of the duties of Participant's service with the Plan Sponsor or Affiliate(s);

                  (c) repeated absences from work without a reasonable excuse;

                  (d) repeated intoxication with alcohol or drugs while on the Primary Sponsor's or Affiliate(s)' premises during regular business hours;

                  (e) a conviction or plea of guilty or NOLO CONTENDERE to a felony or a crime involving dishonesty; or

                  (f) a breach or violation of the terms of any agreement to which a Participant and a Plan Sponsor or Affiliate(s) are party.

         1.6 "CHANGE IN CONTROL" shall have the same meaning as provided in the employment agreement between the Participant and a Plan Sponsor, or if no such definition or employment agreement exists, "Change in Control" shall mean any one of the following events which may occur after the Effective Date:

                  (a) the acquisition by any individual, entity or "group," within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, (a "Person") of beneficial ownership (within the meaning of Rule 13-d-3 promulgated under the Securities Exchange Act of 1934) of voting securities of the Primary Sponsor where such acquisition causes any such Person to own fifty percent (50%) or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors;

                  (b) within any twelve-month period, the persons who were directors of the Primary Sponsor immediately before the beginning of such twelve-month period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board of Directors of the Primary Sponsor; provided that any director who was not a director as of the beginning of such twelve-month period shall be deemed to be an Incumbent Director if that director were elected to the Board of Directors of the Primary Sponsor by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;

                  (c) a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Primary Sponsor immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated Primary Sponsor's then outstanding voting securities;

                  (d) the sale, transfer or assignment of all or substantially all of the assets of the Primary Sponsor to any third party.

         1.7 "CODE" means the Internal Revenue Code of 1986, as amended.

         1.8 "DEFERRAL AMOUNTS" means the amounts of compensation deferred under the Plan by a Participant pursuant to the Participant's election under Section 3.1.

         1.9 "DISABILITY" means a condition whereby a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continued period of not less than twelve
(12) months.

         1.10 "EFFECTIVE DATE" means July 1, 2004.

         1.11 "ELIGIBLE EMPLOYEE" means any Employee of a Plan Sponsor who is both determined by the Plan Administrator to be a member of a "select group of management and highly compensated employees," within the meaning of ERISA
Section 301(a)(3), and selected by the Plan Administrator for participation in the Plan.

         1.12 "EMPLOYEE" means any person who is designated on the records of the Plan Sponsor as being employed by a Plan Sponsor or an Affiliate for purposes of the Federal Insurance Contributions Act.

         1.13 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.14 "INDIVIDUAL FUNDS" means two or more individual subfunds, as designated by the Plan Administrator from time to time for investment of Accounts.

         1.15 "PARTICIPANT" means any Eligible Employee or former Eligible Employee who has participated in the Plan, for so long as his benefits hereunder have not been entirely distributed from the Plan.

         1.16 "PAYMENT DATE" means the date on which distribution of a Participant's Account commences, which shall be as soon as practicable after the first day of the calendar year following the calendar year in which a separation from service occurs, provided, however, that if a Participant is a "key employee" within the meaning of Section 416(i) of the Code, the Payment Date shall be deferred for at least six (6) months after the date of separation from service.

         1.17 "PLAN ADMINISTRATOR" means the Primary Sponsor, except as otherwise provided in Section 10.1.

         1.18 "PLAN SPONSOR" means individually the Primary Sponsor and each other existing Affiliate of the Primary Sponsor which adopts the Plan.

         1.19 "PLAN YEAR" means the calendar year.

          1.20 "RETIREMENT" means a Participant's termination of employment from the Plan Sponsor and all Affiliates on or after reaching age sixty-five (65).

          1.21 "UNFORESEEN EMERGENCY" means a severe financial hardship to a Participant resulting from an illness or accident of a Participant or of a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant's property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that shall constitute an Unforeseen Emergency shall depend upon the facts of each case.

          1.22 "VALUATION DATE" means each business day.


                                    SECTION 2
                                   ELIGIBILITY
                                   -----------

         2.1 DATE OF PARTICIPATION. The Plan Administrator shall notify each Eligible Employee of his or her eligibility to participate in the Plan. Each Eligible Employee shall become a Participant as of a date determined by the Plan Administrator.

         2.2 CESSATION OF PARTICIPATION. A Participant who ceases to be an Eligible Employee will no longer be eligible to make further elective deferrals under the Plan pursuant to Plan Section 3.1, if otherwise eligible to do so, and will no longer be eligible to receive nonelective contributions under Section 3.2, but shall continue to be subject to all other terms of the Plan so long as his Account has not been fully distributed.

         2.3 SUSPENSION OF PARTICIPATION. In the event the Participant participates in a plan of a Plan Sponsor or an Affiliate intended to qualify under Code Section 401(a) and containing a cash or deferred arrangement intended to qualify under Code Section 401(k), the Participant shall be suspended from continued participation under the Plan to the extent required by such other plan as a result of a hardship withdrawal made by such Participant under such other plan.



                                    SECTION 3
                               DEFERRAL ELECTIONS
                               ------------------

         3.1      ELECTIVE DEFERRAL CONTRIBUTIONS.

                  (a) The Plan Administrator may, in its sole discretion, determine which, if any, Participants may make elective deferrals of compensation under the Plan.

                  (b) A Participant who is otherwise eligible to make elective deferrals of compensation under the Plan shall make elective deferral decisions pursuant to Section 3.1(c) below and such other rules as the Plan Administrator may establish from time to time, which rules may vary among Participants in the Plan Administrator's sole discretion.

                  (c) Each Participant who is otherwise eligible to make elective deferrals of compensation under the Plan during the 2004 Plan Year must submit his election to participate for the 2004 Plan Year to the Plan Administrator within the time period established by the Plan Administrator. Each Participant who is otherwise eligible to make elective deferrals and who first becomes eligible to participate in the Plan during a Plan Year subsequent to the 2004 Plan Year must submit his election to participate for the Plan Year within thirty (30) days after the date the Participant is designated as an Eligible Employee and in accordance with such other rules as may be established by the Plan Administrator. Each other Participant who is otherwise eligible to make elective deferrals must submit his election to participate for a Plan Year no later than the close of the preceding Plan Year and in accordance with such other rules as may be established by the Plan Administrator; provided, however, that a separate election for performance-based compensation may be permitted by the Plan Administrator as long as the performance-based compensation is based on services over a period of at least twelve (12) months and the election(s) are made at least six (6) months before the end of such period. All elections, other than those pertaining to performance-based compensation, shall be effective as of the first day of the payroll period for the applicable Plan Year beginning after the Participant's election is processed pursuant to normal administrative procedures and shall remain in effect until the Participant notifies the Plan Administrator, in such manner and form as the Plan Administrator shall from time to time prescribe, that the Participant wishes to suspend active participation. Once a Participant has completed an enrollment form and made an election to defer pursuant to Section 3.1, the Participant may suspend active participation in the Plan only in such manner and form as the Plan Administrator shall from time to time prescribe. A Participant who is allowed to suspend active participation under the Plan during a Plan Year may not resume active participation in the Plan during that Plan Year. Notwithstanding the foregoing, no deferral elections and no suspension of an election shall be effective for the portion of a Participant's compensation earned on or before the date of the election.

         3.2 NONELECTIVE CONTRIBUTIONS. The Plan Sponsor may, in its discretion, make contributions to any Participant's Nonelective Contribution Account from time to time in an amount determined in the sole discretion of the Plan Sponsor. Any amount contributed pursuant to this Section 3.2 may vary among Participants and may be contributed on behalf of one or more Participants and not others.

         3.3 EFFECT ON OTHER PLANS. The amount of compensation deferred under either Section 3.1 or 3.2 shall not be deemed to be earnings or compensation for the purpose of calculating the amount of a Participant's benefits or contributions under a retirement or deferral plan of a Plan Sponsor or the basis or amount for any other benefit plan provided by a Plan Sponsor, except to the extent provided in any such plan. No amount distributed under this Plan shall be deemed to be earnings or a part of the Participant's total compensation when determining a Participant's benefit under any benefit plan established by a Plan Sponsor, unless otherwise provided in such plan.


                                    SECTION 4
                       CREDITING CONTRIBUTIONS TO ACCOUNTS
                       -----------------------------------

         4.1 DEFERRAL AMOUNTS. The Plan Sponsor shall credit to the Participant's Employee Deferral Account, Deferral Amounts deferred under Section
3.1 as soon as administratively feasible following the end of the payroll period in which such amounts are withheld from the Participant's compensation.

         4.2 NONELECTIVE CONTRIBUTIONS. The Plan Sponsor shall credit to the Participant's Nonelective Contribution Account any contributions made by the Plan Sponsor under Section 3.2 as of a date determined by the Plan Administrator.

                                    SECTION 5
         INDIVIDUAL FUNDS, HYPOTHETICAL INVESTMENT OF ALLOCATED ACCOUNTS
         ---------------------------------------------------------------

         5.1 Until such time as the Plan Administrator may direct otherwise, each Participant may direct the Plan Administrator to hypothetically invest his or her Account in one or more Individual Funds as the Participant shall designate by providing written notice to the Plan Administrator according to the procedures established by the Plan Administrator for that purpose.

                (a) All investment directions, or changes in investment directions, of the Participant's Account shall be made in accordance with the procedures established by the Plan Administrator.

                (b) An investment direction, once given, shall be deemed to be a continuing direction until changed as otherwise provided herein. If no direction is effective for the date a deferral or contribution is to be made, all deferrals or contributions which are to be made for such date shall be invested in such Individual Fund as the Plan Administrator may determine.

         5.2 PARTICIPANT DIRECTIONS TO TRANSFER BETWEEN INDIVIDUAL FUNDS. A Participant may elect, according to the procedures established by the Plan Administrator, to transfer the hypothetical investment of his Account among Individual Funds. An election under this Section 5.2 shall be effective as of the date that such directions are processed by the Plan Administrator in accordance with the procedures established for such purpose.

         5.3 EARNINGS. As of each Valuation Date, the Participant's Account shall be credited or charged with the rate of return which would have been earned had the Participant's Account been invested pursuant to the Participant's hypothetical investment elections among the Individual Funds.

         5.4 DESIGNATION OF RATE OF RETURN. Notwithstanding the foregoing provisions of this Section 5, in lieu of designating Individual Funds and crediting returns in accordance with the foregoing provisions of this Section 5, the Plan Administrator may, for any period of time during which Accounts are maintained, specify a designated rate or rates of return which are to be credited to Accounts for such period of time. The rate or rates of return so designated by the Plan Administrator may vary from Account to Account, as determined in the sole discretion of the Plan Administrator.

                                    SECTION 6
                                   WITHDRAWALS
                                   -----------

          6.1 UNFORESEEN EMERGENCY. The Plan Administrator may pay all or a portion of a Participant's vested Account prior to the Payment Date if the Participant is an Employee and demonstrates that he has an Unforeseen Emergency; provided, however, that payment may not be made to the extent the Unforeseen Emergency is or may be relieved:

                  (a) through reimbursement or compensation by insurance or otherwise,

                  (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

                  (c) by cessation of further elective deferrals, under the Plan.

         Distributions because of Unforeseen Emergency shall be limited to the amount necessary to satisfy the need (which may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably contemplated to result from the distribution). The Plan Administrator shall have the sole and absolute discretion to determine if an Unforeseen Emergency exists with respect to a Participant. Any determination of the existence of an Unforeseen Emergency and the amount to be distributed on account thereof shall be made by the Plan Administrator (or such other person as may be required to make such decisions) in accordance with rules applied in a uniform and nondiscriminatory manner.

         6.2 PAYMENTS FOR UNFORESEEN EMERGENCY. Unforeseen Emergency payments shall be made to a Participant only in accordance with such rules, policies, procedures, restrictions, and conditions as the Plan Administrator may from time to time adopt. Any determination of the amount to be distributed on account of an Unforeseen Emergency shall be made by the Plan Administrator. A payment under this Section shall be made in a lump sum in cash to the Participant and shall be charged against the Participant's vested Account as of the day coinciding with or immediately preceding the date on which payment is made.


                                    SECTION 7
                                 DEATH BENEFITS
                                 --------------

         7.1 DEATH PRIOR TO COMMENCEMENT OF PAYMENT. If a Participant dies while an Employee, the Participant's Beneficiary shall be entitled to receive the full value of the Participant's Account.

         7.2 DEATH WHEN NO LONGER AN EMPLOYEE. If a Participant who is no longer an Employee dies prior to the complete payment of the Participant's Account, the Participant's Beneficiary shall be entitled to receive the entire unpaid vested portion of the Participant's Account.

         7.3 PAYMENT TO SUCCESSOR BENEFICIARY. If, subsequent to the death of a Participant, the Participant's Beneficiary dies while entitled to receive benefits under the Plan, the successor Beneficiary, if any, shall be entitled to receive benefits under the Plan. However, if no such successor Beneficiary is alive, the Participant's benefits under the Plan shall be paid to the personal representative of the deceased Beneficiary's estate.

         7.4 PAYMENT OF BENEFITS. Any benefit payable under this Plan Section 7 shall be paid in a lump sum in cash to the Beneficiary as soon as administratively practicable following the Participant's death after receipt by the Plan Administrator of notice of the death of the Participant.


                                    SECTION 8
                PAYMENT OF BENEFITS AFTER SEPARATION FROM SERVICE
                -------------------------------------------------

         8.1 SEPARATION FROM SERVICE. A Participant shall be considered to have separated from service as of the date the Participant terminates employment from the Plan Sponsor and all Affiliates, unless the Plan Administrator reasonably has determined that a separation from service occurred at an earlier or later date consistent with applicable Treasury regulations. Transfer of a Participant from a Plan Sponsor to any Affiliate generally shall not be deemed for any purpose under the Plan to be a termination of employment by the Participant.

         8.2 CALCULATION OF ACCOUNT VALUE. For payment purposes, the Participant's Account shall be determined as of the Valuation Date immediately preceding the date the Account is processed for payout purposes.

         8.3 PAYMENT OF BENEFITS. A Participant's vested Account shall be paid in three (3) annual cash installments beginning with the Payment Date.


                                    SECTION 9
                                     VESTING
                                     -------

         9.1 A Participant shall be fully vested at all times in his Employee Deferral Account.

         9.2 A Participant shall become fully vested in his Nonelective Contribution Account upon the earliest to occur of (a) an involuntary separation from service effected by the Plan Sponsor other than for Cause; (b) a Change in Control while the Participant is an Employee; (c) the Participant becoming subject to a Disability while an Employee; or (d) the Participant's Retirement.

         9.3 In the event of a Participant's voluntary separation from service prior to the occurrence of an event described in Section 9.2, the Participant will become vested in amounts contributed to his Nonelective Contribution Account determined pursuant to the vesting schedule applicable to the Participant as established by the Plan Administrator and communicated to the Participant. If the Plan Administrator has not established a vesting schedule for a Participant, the Participant will become vested in each annual contribution made to his Nonelective Contribution Account, including earnings attributable thereto, in equal one-third (1/3) increments over a three-year period beginning on the first anniversary of the date such annual contribution is first credited to the Plan. Any amounts which are not vested shall be forfeited upon separation from service.

         9.4 In the event of a Participant's involuntary separation from service for Cause, the Participant will forfeit all of the amounts credited to his Nonelective Contribution Account, regardless of the extent to which he may otherwise have been vested in such amounts.


                                   SECTION 10
                           ADMINISTRATION OF THE PLAN
                           --------------------------

         10.1 OPERATION OF THE PLAN ADMINISTRATOR. The Primary Sponsor shall be the Plan Administrator, unless it appoints a person, committee or other organization as the Plan Administrator. If an organization is appointed to serve as the Plan Administrator, then the Plan Administrator may designate in writing a person who may act on behalf of the Plan Administrator. The Primary Sponsor shall have the right to remove the Plan Administrator at any time by notice in writing. The Plan Administrator may resign at any time by written notice or resignation to the Primary Sponsor. Upon removal or resignation, or in the event of the dissolution of the Plan Administrator, the Primary Sponsor shall appoint a successor.

         10.2     DUTIES OF THE PLAN ADMINISTRATOR.

                  (a) The Plan Administrator shall make all payments under the terms of the Plan.

                  (b) The Plan Administrator shall from time to time establish rules, not contrary to the provisions of the Plan, for the administration of the Plan and the transaction of its business. All elections and designations under the Plan by a Participant or Beneficiary shall be made on forms prescribed by the Plan Administrator. The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits and it shall not act so as to discriminate in favor of any person. All determinations of the Plan Administrator shall be conclusive and binding on all Employees, Participants, and Beneficiaries, subject to the provisions of the Plan and subject to applicable law.

                  (c) The Plan Administrator shall furnish Participants and Beneficiaries with all disclosures now or hereafter required by ERISA. The Plan Administrator shall file, as required, the various reports and disclosures concerning the Plan and its operations as required by ERISA and by the Code, and shall be solely responsible for establishing and maintaining all records of the Plan.

                  (d) The statement of specific duties for a Plan Administrator in this Section is not in derogation of any other duties which a Plan Administrator has under the provisions of the Plan or under applicable law.

         10.3 ACTION BY THE PRIMARY SPONSOR OR A PLAN SPONSOR. Any action to be taken by the Primary Sponsor or a Plan Sponsor shall be taken by resolution or written direction duly adopted by its board of directors or appropriate governing body, as the case may be; provided, however, that by such resolution or written direction, the board of directors or appropriate governing body, as the case may be, may delegate to any officer or other appropriate person of a Plan Sponsor the authority to take any such actions as may be specified in such resolution or written direction.


                                   SECTION 11
                             CLAIM REVIEW PROCEDURE
                             ----------------------

         11.1 NOTICE OF DENIAL. If a Participant or a Beneficiary is denied a claim for benefits under the Plan, the Plan Administrator shall provide to the claimant written notice of the denial within ninety (90) days (forty-five (45) days with respect to a denial of any claim for benefits due to the Participant's Disability) after the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day or 45-day period, as applicable. In no event shall the extension exceed a period of ninety (90) days (thirty (30) days with respect to a claim for benefits due to the Participant's Disability) from the end of such initial period. With respect to a claim for benefits due to the Participant's Disability, an additional extension of up to thirty (30) days beyond the initial 30-day extension period may be required for processing the claim. In such event, written notice of the extension shall be furnished to the claimant within the initial 30-day extension period. Any extension notice shall indicate the special circumstances requiring the extension of time, the date by which the Plan Administrator expects to render the final decision, the standards on which entitlement to benefits are based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues.

         11.2 CONTENTS OF NOTICE OF DENIAL. If a Participant or Beneficiary is denied a claim for benefits under a Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:

                  (a) the specific reasons for the denial;

                  (b) specific references to the pertinent provisions of the Plan on which the denial is based;

                  (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

                  (d) an explanation of the Plan's claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under Sections 502(a) of ERISA following an adverse benefit determination on review;

                  (e) in the case of a claim for benefits due to a Participant's Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request; and

                  (f) in the case of a claim for benefits due to a Participant's Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant's medical circumstances or a statement that such explanation will be provided free of charge upon request.

         11.3 RIGHT TO REVIEW. After receiving written notice of the denial of a claim or that a domestic relations order is a qualified domestic relations order, a claimant or his representative shall be entitled to:

                  (a) request a full and fair review of the denial of the claim or determination that a domestic relations order is a qualified domestic relations order by written application to the Plan Administrator (or Appeals Fiduciary in the case of a claim for benefits payable due to a Participant's Disability);

                  (b) request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim;

                  (c) submit written comments, documents, records, and other information relating to the denied claim to the Plan Administrator or Appeals Fiduciary, as applicable; and

                  (d) a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

         11.4     APPLICATION FOR REVIEW.

                  (a) If a claimant wishes a review of the decision denying his claim to benefits under the Plan, other than a claim described in Subsection (b) of this Section 11.4, or if a claimant wishes to appeal a decision that a domestic relations order is a qualified domestic relations order, he must submit the written application to the Plan Administrator within sixty (60) days after receiving written notice of the denial or notice that the domestic relations order is a qualified domestic relations order.

                  (b) If the claimant wishes a review of the decision denying his claim to benefits under the Plan due to a Participant's Disability, he must submit the written application to the Appeals Fiduciary within one hundred eighty (180) days after receiving written notice of the denial. With respect to any such claim, in deciding an appeal of any denial based in whole or in part on a medical judgment (including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate), the Appeals Fiduciary shall:

                           (i) consult with a health care professional who has
                  appropriate training and experience in the field of medicine involved in the medical judgment; and

                           (ii) identify the medical and vocational experts
                  whose advice was obtained on behalf of the Plan in connection with the denial without regard to whether the advice was relied upon in making the determination to deny the claim.

         Notwithstanding the foregoing, the health care professional consulted pursuant to this Subsection (b) shall be an individual who was not consulted with respect to the initial denial of the claim that is the subject of the appeal or a subordinate of such individual.

         11.5 HEARING. Upon receiving a written application for review pursuant to Subsection (a) or (b) of this Section, the Plan Administrator or Appeals Fiduciary, as applicable, may schedule a hearing for purposes of reviewing the claimant's claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator or Appeals Fiduciary received such written application for review.

         11.6 NOTICE OF HEARING. At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing. The claimant or his representative, if any, may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

         11.7 COUNSEL. All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

         11.8 DECISION ON REVIEW. No later than sixty (60) days (forty-five (45) days with respect to a claim for benefits due to the Participant's Disability) following the receipt of the written application for review, the Plan Administrator or the Appeals Fiduciary, as applicable, shall submit its decision on the review in writing to the claimant involved and to his representative, if any, unless the Plan Administrator or Appeals Fiduciary determines that special circumstances (such as the need to hold a hearing) require an extension of time, to a day no later than one hundred twenty (120) days (ninety (90) days with respect to a claim for benefits due to the Participant's Disability) after the date of receipt of the written application for review. If the Plan Administrator or Appeals Fiduciary determines that the extension of time is required, the Plan Administrator or Appeals Fiduciary shall furnish to the claimant written notice of the extension before the expiration of the initial sixty (60) day (forty-five
(45) days with respect to a claim for benefits due to the Participant's Disability) period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator or Appeals Fiduciary expects to render its decision on review. In the case of a decision adverse to the claimant, the Plan Administrator or Appeals Fiduciary shall provide to the claimant written notice of the denial which shall include:

                  (a) the specific reasons for the decision;

                  (b) specific references to the pertinent provisions of the Plan on which the decision is based;

                  (c) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits;

                  (d) an explanation of the Plan's claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant's right to bring an action under Section 502(a) of ERISA following the denial of the claim upon review;

                  (e) in the case of a claim for benefits due to the Participant's Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request;

                  (f) in the case of a claim for benefits due to a Participant's Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant's medical circumstances or a statement that such explanation will be provided free of charge upon request; and

                  (g) in the case of a claim for benefits due to a Participant's Disability, a statement regarding the availability of other voluntary alternative dispute resolution options.

         11.9 APPEALS FIDUCIARY. For purposes of this Plan Section 11, the Appeals Fiduciary means an individual or group of individuals appointed to review appeals of claims for benefits payable due to a Participant's Disability. The Plan Administrator shall appoint the Appeals Fiduciary. The Appeals Fiduciary shall be required to review claims for benefits payable due to a Participant's Disability that are initially denied by the Plan Administrator and for which the claimant requests a full and fair review pursuant to this Plan
Section 11. The Appeals Fiduciary may not be the individual who made the initial adverse determination with respect to any claim he reviews and may not be a subordinate of any individual who made the initial adverse determination. The Appeals Fiduciary may be removed in the same manner in which appointed or may resign at any time by written notice of resignation to the Plan Administrator. Upon such removal or resignation, the Plan Administrator shall appoint a successor.


                                   SECTION 12
                  LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY
                 INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS
                 ----------------------------------------------

         12.1 NO ALIENATION. No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, such person, and the same shall not be recognized under the Plan, except to such extent as may be required by law.

         12.2 MINORS OR INCOMPETENTS. Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of such minor or incompetent, or to cause the same to be paid to such minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of such minor or incompetent if one has been appointed or to cause the same to be used for the benefit of such minor or incompetent.

         12.3 MISSING PERSONS. Whenever the Plan Administrator cannot, within a reasonable time after payments are to commence, locate any person to or for the benefit of whom such payments are to be made, after making a reasonable effort to locate such person, the Plan Administrator may direct that the payment and any remaining payments otherwise due to the Participant be cancelled on the records of the Plan, except that in the event the Participant later notifies the Plan Administrator of his whereabouts and requests the payments due to him under the Plan, the Plan Sponsor shall re-credit the Participant's account and provide for payment of the re-credited amount to the Participant as soon as administratively feasible.


                                   SECTION 13
                              LIMITATION OF RIGHTS
                              --------------------

         Membership in the Plan shall not give any Employee any right or claim except to the extent that such right is specifically fixed under the terms of the Plan. The adoption of the Plan by any Plan Sponsor shall not be construed to give any Employee a right to be continued in the employ of a Plan Sponsor or as interfering with the right of a Plan Sponsor to terminate the employment of any Employee at any time.


                                   SECTION 14
                     AMENDMENT TO OR TERMINATION OF THE PLAN
                     ---------------------------------------

         14.1 AMENDMENT AND TERMINATION. The Primary Sponsor or any successor thereto reserves the right by action of the Board of Directors or its delegatee at any time to modify or amend or terminate the Plan. No such modifications or amendments shall have the effect of retroactively changing or depriving Participants or Beneficiaries of benefits already accrued under the Plan. Notwithstanding anything contained in the Plan to the contrary, upon termination of the Plan, each Participant's Account shall be payable to the Participant as soon thereafter as is reasonably practicable thereafter, unless such payments would be considered an acceleration of benefits under Section 409A of the Code in which case the Accounts shall be paid in due course in accordance with Sections 6, 7 and 8. No Plan Sponsor other than the Primary Sponsor shall have the right to so modify, amend or terminate the Plan.

         14.2 TERMINATION BY PLAN SPONSOR. Each Plan Sponsor other than the Primary Sponsor shall have the right to terminate its participation in the Plan by resolution of its board of directors or other appropriate governing body and notice in writing to the Primary Sponsor. Any termination by a Plan Sponsor, shall not be a termination as to any other Plan Sponsor. Any such termination shall not trigger payment of any affected Participant's Account unless the Primary Sponsor affirmatively determines otherwise by action of its Board of Directors.

          14.3 TERMINATION BY PRIMARY SPONSOR. If the Plan is terminated by the Primary Sponsor it shall terminate as to all Plan Sponsors.


                                   SECTION 15
                         ADOPTION OF PLAN BY AFFILIATES
                         ------------------------------

         Any corporation or other business entity related to the Primary Sponsor by function or operation and any Affiliate, if the corporation, business entity or Affiliate is authorized to do so by written direction adopted by the Board of Directors, may adopt the Plan by action of the board of directors or other appropriate governing body of such corporation, business entity or Affiliate. Any adoption shall be evidenced by certified copies of the resolutions of the foregoing board of directors or governing body indicating the adoption by the adopting corporation, or business entity or Affiliate. The resolution shall state and define the effective date of the adoption of the Plan by that Plan Sponsor.


                                   SECTION 16
                                  MISCELLANEOUS
                                  -------------

         16.1 UNFUNDED PLAN. All payments provided under the Plan shall be paid from the general assets of the applicable Plan Sponsor and no separate fund shall be established to secure payment. Notwithstanding the foregoing, the Primary Sponsor may establish a grantor trust to assist it in funding its obligations under the Plan, and any payments made to a Participant or Beneficiary from such trust shall relieve the Plan Sponsor from any further obligations under the Plan only to the extent of such payment.

         16.2 WITHHOLDING. Each Plan Sponsor shall withhold from any benefits payable under the Plan all federal, state and local income taxes or other taxes required to be withheld pursuant to applicable law.

         16.3 GOVERNING LAW. To the extent not preempted by applicable federal law, the Plan shall be governed by and construed in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, the Primary Sponsor has caused this indenture to be executed as of the date first written above.


                                             CNB HOLDINGS, INC.


                                             By:  /s/ H.N. Padget, Jr.
                                                  ------------------------------

                                             Title:  President/CEO
                                                     ---------------------------

ATTEST:

/s/ Brenda J. Boyd
----------------------------------

Title:  Executive Assistant
----------------------------------

         [CORPORATE SEAL]